Exhibit 3.35

Microfilm Number	Filed with the Department of State on DEC 30 1997

Entity Number 2792044	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP
DSCB:15-8511 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: Brandywine I.S., L.P.

2.	The (a) address of this limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	16 Campus Blvd., Suite 150, Newtown Square Corporate Campus, PA 19073 Delaware

Number and Street City State Zip County

(b)	c/o:

Name of Commercial Registered Office Provider County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

Name Address

Brandywine I.S., L.L.C. 16 Campus Blvd., Suite 150, Newtown Square Corporate Campus, PA 19073

4.	(Check, and if appropriate complete, one of the following):

The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on: at
Date Hour

5.	The specified effective date, if any, is:
month day year hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 29th day of December, 1997.

Brandywine I. S., L.L.C.

By:	XXXXXX	XXXXXX

	(Signature)	(Signature)
Gerard H. Sweeney, President and CEO

	XXXXXX	XXXXXX

	(Signature)	(Signature)

CONSENT TO USE OF SIMILAR NAME
DSCB 17:3 (Rev 91)

Pursuant to 19 Pa. Code § 17.3 (relating to use of a confusingly similar name) the undersigned association, desiring to consent to the use by another association of a name which is confusingly similar to its name, hereby certifiers that:

1.	The name of the limited association executing this Consent to Use of Similar Name is : Brandywine I.S., L.L.C.

2.	The (a) address of this association's current registered office in this Commonwealth or (b) name of its commericial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	16 Campus Blvd., Suite 150,	Newtown Square Corporate Campus	PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o:

Name of Commercial Registered Office Provider	County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3.	The date of its incorporation or other organization is: December 29, 1997

4.	The statute under which it was incorporated or otherwise organized is :DSCB : 15-8913 (Rev. 95)

5.	The association(s) entitled to the benefit of this Consent to Use of Similar Name is (are): Brandywine I.S., L.P.

6.	A check in this box indicates that the association executing this Consent to Use of Similar Name is the parent or prim affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (see 19 pa. Code § 17.3(c)(B)):

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 29th day of December, 1997

Brandywine I.S., L.L.C.

(Name of Association)

BY:	XXXXXXXX

(Signature)

TITLE:	Gerard H. Sweeney, President and CEO

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa C. S.)
Entity Number 2792044

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1187 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on JUN 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership limited/liability company is: Brandywine I.S., L.P.

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 12/30/97

3.	Check and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _______ at ______
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Patnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 4th day of June, 2002 Brandywine I.S., L.P.
Name of Limited Partnership/Limited Liability Company XXXXXX
Signature

Secretary of Brandywine I.S.. LLC.
Title General Partner

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

BRANDYWINE I.S., L.P.

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

“Article 6. The name and business address of each general partner is: Brandywine I.S., L.L.C., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”